Exhibit 10.10

Conversion Agreement

Party A: Heilongjiang TYALS Co., Ltd.

Party B: Heilongjiang Longcai Wealth Assets Management Co., Ltd.

Whereas Party A is preparing for going listed on New Third Board Market in China, in consideration of reducing the debt burden of Party A and in order to guarantee the legitimate rights and interests of both parties, Party A and Party B agree through negotiation that the debt owed by Party A to Party B is converted into Party B’s equities in Party A, and both parties reach the following terms and conditions for observation and implementation together.

Article I Confirmation of Debt

Both parties confirm that Party B enjoys a debt of RMB 500,000.00 (in words: RMB five hundred thousand) to Party A until May 25, 2009 in accordance with Loan Contract executed on December 24, 2004.

Article II Confirmation of Total Amount of Conversion

The amount of conversion of Party B this time, RMB 500,000.00 in total, is the entire debt. The rights and obligations of both parties under the original agreement will become null and void upon the effectiveness of this Agreement. The entire debt RMB 500,000.00 will be taken by Party B to subscribe the shares issued by Party A.

Article III Confirmation of Price and Way of Investment

The price of investment is determined subject to the quotation of Party A on the first day of listing on the New Third Board Market. For example, if the quotation on the first day is RMB 2.00, the total number of shares is 250,000 in respect of the entire debt of Party A.

The way of investment is private placement, namely Party A issues shares to Party B by the way of private placement. The specific filing procedures of private placement will be started after 30 days of listing. Party A will declare the filing document of private placement to China Securities Association within 60 days after listing, and Party B shall give cooperation.

Article IV Shareholder’s Rights

After Party B becomes a shareholder, Party B will enjoy shareholder’s rights and undertake shareholder’s obligations in accordance with Company Law and Party A’s articles of association. The shareholder’s rights of Party B include without limitation the right to get bonus and exercise the right of voting according to shareholding ratio by the principle that the shares of the same class shall have the same rights and benefits.

Any shares may also be transferred in accordance with the rules of China Securities Regulatory Commission, China Securities Association, Shenzhen Stock Exchange, China Securities Depository and Clearing Corporation Limited Shenzhen Branch and other relevant institutions.

Article V Liabilities for Breach of Agreement

If either party fails to perform its any obligation hereunder or any such performance is defective, such party shall undertake the liabilities for breach of this Agreement in accordance with the terms and conditions of this Agreement and the relevant stipulations of the Contract Law of the People’s Republic of China.

Article VI Dispute Settlement and Applicable Laws

1.	The execution, performance and interpretation of this Agreement and the settlement of disputes shall be governed by the laws of the People’s Republic of China.
2.	Any dispute between Party A and Party B arising out of the contents or performance of this Agreement shall be settled between both parties through amicable negotiation. In case no settlement can be reached, either party may bring a suit to any competent people’s court. However, both parties shall continue their respective performance of the part of this Agreement not involved in such dispute.

Article VII Miscellaneous Provisions

1.	Any failure of either party to exercise promptly its any right hereunder shall neither operate as the waiver of such right nor prejudice the further exercise of such right by such party.
2.	If any provision of this Agreement is held invalid or unenforceable in whole or in part for any reason whatsoever or conflicts with any applicable laws, such provision shall be deemed deleted from this Agreement. However, the remaining provisions hereof shall remain in force and binding, provided that the subject matter of this Agreement is not prejudiced.

Article VIII Uncovered Matters

Any adjustment to this Agreement and any other matters uncovered herein shall be determined otherwise by both parties through negotiation.

Article IX Effectiveness of Agreement

This Agreement is in four originals, two for each part. This Agreement will come into force as soon as being signed and sealed by the representatives of both parties.

(Hereinafter blank)

Party A: Heilongjiang TYALS Co., Ltd.

Legal Representative:

Date:

Heilongjiang TYALS Co., Ltd. (Seal)

Party B: Heilongjiang Longcai Wealth Assets Management Co., Ltd.

Legal Representative:

Date:

Heilongjiang Longcai Wealth Assets Management Co., Ltd. (Seal)

Supplementary Agreement to Conversion Agreement

Party A: Heilongjiang TYALS Co., Ltd.

Party B: Heilongjiang Longcai Wealth Assets Management Co., Ltd.

Whereas it has confirmed in Conversion Agreement dated May 25, 2009 by and between both parties (hereinafter referred to as “original agreement”) that Party A has owed to Party B the debt of RMB 500,000.00 (in words: RMB five hundred thousand) by the end of May 25, 2009. Both parties agreed that as of the date of execution of the original agreement Party B subscribed the shares issued by Party A on the New Third Board Market with all the debt RMB 500,000.00 (in words: RMB five hundred thousand) owed by Party A to Party B and that the rights and obligations of both parties under the original agreement (including the Loan Contract executed as of December 24, 2004) became null and void immediately as of the date of execution of the original agreement.

In order to supplement any matter uncovered in the said agreement, both parties agree as follows:

Article I: The original agreement by and between both parties becomes null and void as of May 25, 2009. Party A will not undertake the loan interests under the original agreement as of May 25, 2009.

Article II: After Party A is listed on the New Third Board Market, Party B becomes a shareholder in accordance with Article III of the original agreement. As soon as Party B becomes a formal shareholder of Party A, Party B enjoys shareholder’s rights and undertakes shareholder’s obligations in accordance with Company Law and the articles of association of Party A.

Article III: If Party A fails to go listed on the New Third Board Market prior to December 31, 2012. Party B still continues to enjoy Party A’s debt of RMB 500,000.00 in total, and Party A shall repay the said debt prior to May 31, 2013.

Article IV: This Supplementary Agreement will come into force as soon as being signed by both parties. This Agreement becomes an integral part of the original agreement after effectiveness and bears the same legal force as the original agreement.

Article V: Any change of this Supplementary Agreement must be signed by both parties. Both parties have the right to reach a new agreement in respect of any matter uncovered herein.

Article VI: This Supplementary Agreement is in two originals, one for each party. This Supplementary Agreement has no duplicate.

Party A: Heilongjiang TYALS Co., Ltd.

Legal Representative:

Date:

Heilongjiang TYALS Co., Ltd. (Seal)

Party B: Heilongjiang Longcai Wealth Assets Management Co., Ltd.

Legal Representative:

Date:

Heilongjiang Longcai Wealth Assets Management Co., Ltd. (Seal)